Exhibit 21

                                  STERLING BANCORP

                           Subsidiaries of the Registrant


                                                 STATE OR OTHER JURISDICTION OF
      NAME OF SUBSIDIARY                         INCORPORATION OR ORGANIZATION
      ------------------                         ------------------------------

  Sterling Financial Services Company, Inc.                   New York

  Sterling Banking Corporation                                New York

  Sterling Bancorp Trust I                                    Delaware

  Sterling Real Estate Abstract Holding Company, Inc.         New York

  SBC Abstract Company, LLC                                   New York

  Sterling National Bank                                        U.S.A.

       Sterling Factors Corporation                           New York

       Sterling National Mortgage Company, Inc.               New York

       Sterling National Servicing, Inc.                      Virginia

       Sterling Holding Company of Virginia, Inc.             Virginia

          Sterling Real Estate Holding Company, Inc.          New York

       Sterling Trade Services, Inc.                          New York

          Sterling National Asia Limited, Hong Kong          Hong Kong

NOTE: All subsidiaries are 100% owned except for SBC Abstract Company, LLC which is 51% owned.


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